EXHIBIT 99.2

                            VCA ANTECH, INC. REPORTS

                              FIRST QUARTER RESULTS


     - First quarter diluted earnings per common share excluding the after-tax impact of debt retirement costs of $0.11 was $0.24 up 60% from $0.15 for the comparable quarter in 2002 and beating earnings consensus estimate by $0.04.

     -    First quarter revenue grew 10.8% to a record $116.0 million.


     LOS ANGELES, CA, APRIL 24, 2003 - VCA ANTECH, INC. (NASDAQ NM SYMBOL:
WOOF), a leading animal health care company in the United States, today reported financial results for the first quarter ended March 31, 2003 as follows: revenue increased 10.8% to a first quarter record of $116.0 million from $104.7 million in 2002; operating income increased 15.9% to $23.5 million from $20.3 million in 2002; operating income before depreciation and amortization, EBITDA(1), increased to $27.1 million from $23.5 million in 2002; and, net income decreased to $5.2 million from $5.6 million in 2002. During the first quarter of 2003, the Company incurred an after-tax charge of $4.4 million, or $0.11 per diluted common share, for costs incurred in connection with the early payoff of its 15.5% senior notes. Excluding the impact of this charge in the first quarter of 2003, net income would have increased 69.6% to $9.6 million from 2002 and diluted earnings per common share would have increased 60.0% to $0.24 from $0.15 in 2002.

     Bob Antin, Chairman and CEO, stated, "We had an excellent first quarter. Excluding the after-tax impact of debt retirement costs, we increased diluted earnings per common share by 60.0% to $0.24, exceeding the earnings consensus estimate by $0.04. Our operating leverage in both of our business segments continues to drive strong growth in EBITDA(1). With an increase in first quarter revenue of 10.8%, our EBITDA(1) increased by 15.5% to $27.1 million and our EBITDA(1) margin increased to 23.4% from 22.4% in 2002.

     "Our laboratory division for the first quarter of 2003 increased laboratory revenue by 10.7%, generating an increase in laboratory EBITDA(1) of 15.8% to $15.5 million and an increase in laboratory EBITDA(1) margin to 37.3% from 35.6% in 2002. Laboratory internal revenue growth, as adjusted for one less billing day, was 11.5% for the first quarter of 2003.

     "Our animal hospital division for the first quarter of 2003 increased animal hospital revenue by 11.8%, generating an increase in animal hospital EBITDA(1) of 21.1% to $15.7 million and an increase in animal hospital EBITDA(1) margin to 20.5% from 18.9% in 2002. Animal hospital adjusted same-facility revenue(2) growth was 3.1% for the first quarter of 2003.



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     "With the continued execution of our business plan, we were able to improve our capital structure by successfully completing a secondary offering in February 2003 that included 3.8 million primary shares of our common stock. The proceeds from this offering were used to retire all of our 15.5% senior notes, which reduced our outstanding debt and lowered our average borrowing cost."

     Management of the Company believes that investors' understanding of the performance of the Company is enhanced by providing financial measures in accordance with generally accepted accounting principles, GAAP, and non-GAAP-based financial measures that are either: adjusted for certain significant items that are unusual due to their nature or their infrequency of occurrence; or, are not defined financial measures under GAAP, such as EBITDA(1). In addition, the Company has provided animal hospital same-facility revenue measures that are adjusted to include the revenue of the animal hospitals that it manages and to exclude the management fees charged to the animal hospitals that it manages. Management uses these adjusted same-facility revenue measures to evaluate the performance of the animal hospital division. In the attached financial schedules titled "Supplemental Operating Data," management has listed all significant items and reconciled all adjusted financial measures and EBITDA(1) to their most directly comparable financial measures calculated and presented in accordance with GAAP.

     VCA Antech will discuss its first quarter 2003 earnings during a conference call today, April 24, 2003 at 4:30 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at http://investor.vcaantech.com. The conference call can also be accessed via telephone by dialing (800) 556-7145. Interested parties should call at least ten minutes prior to the start of the conference call to register.

     Statements contained in this release that are not based on historical information are forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. Among the important factors that could cause actual results to differ are the level of direct costs and the ability of the Company to maintain gross revenue at a level necessary to maintain expected gross profit margins, the level of selling, general and administrative costs, the effects of competition, the efficient integration of the Company's acquisitions, the effects of the Company's recent acquisitions and its ability to effectively manage its growth, the ability of the Company to service its debt, the continued implementation of its management information systems, pending litigation and governmental investigations, general economic conditions, and the results of the Company's acquisition program. These and other risk factors are discussed in the Company's recent filing with the Securities and Exchange Commission on Form 10-K and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     VCA ANTECH owns, operates and manages the largest networks of free-standing veterinary hospitals and veterinary-exclusive clinical laboratories in the country.



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        Media contact:   Tom Fuller, Chief Financial Officer
                         (310) 571-6505



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


                                VCA ANTECH, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
              (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS
                                                   ENDED MARCH 31,
                                                ----------------------
                                                  2003         2002
                                                ---------    ---------
Revenue:
   Laboratory                                   $ 41,698     $ 37,657
   Animal hospital                                76,728       68,644
   Other                                             -            500
   Intercompany                                   (2,426)      (2,106)
                                                ---------    ---------
                                                 116,000      104,695
                                                ---------    ---------

Direct costs                                      79,751       72,588

Gross profit, excluding depreciation and
     amortization:
   Laboratory                                     18,242       16,095
   Animal hospital                                18,007       15,512
   Other                                             -            500
                                                ---------    ---------
                                                  36,249       32,107
                                                ---------    ---------

Selling, general and administrative:
   Laboratory                                      2,707        2,673
   Animal hospital                                 2,503        2,514
   Corporate                                       4,153        3,435
                                                ---------    ---------
                                                   9,363        8,622
                                                ---------    ---------
Depreciation and amortization                      3,577        3,163
Gain on sale of assets, net                          238          -
                                                ---------    ---------
Operating income                                  23,547       20,322

Interest expense, net                              6,992        9,989
Other (income) expense                               127          (93)
Debt retirement costs                              7,417          -
Minority interest expense                            361          402
                                                ---------    ---------
Income before provision for income taxes           8,650       10,024
Provision for income taxes                         3,467        4,389
                                                ---------    ---------
Net income                                      $  5,183     $  5,635
                                                =========    =========
Diluted earnings per common share               $   0.13     $   0.15
                                                =========    =========
Shares used for computing diluted
   earnings per common share                      39,417       37,081
                                                =========    =========



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
                                VCA ANTECH, INC.
                           SUPPLEMENTAL OPERATING DATA
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                           (UNAUDITED - IN THOUSANDS)

                                                             THREE MONTHS
                                                             ENDED MARCH 31,
                                                        -----------------------
                                                           2003         2002
                                                        ---------     ---------
TABLE #1A
RECONCILIATION OF OPERATING INCOME TO
   EBITDA (1)

Operating income                                        $ 23,547      $ 20,322
Depreciation and amortization                              3,577         3,163
                                                        ---------     ---------
EBITDA (1)                                              $ 27,124      $ 23,485
                                                        =========     =========
TABLE #1B
COMPONENTS OF EBITDA (1)

Laboratory EBITDA                                       $ 15,537      $ 13,422
Animal hospital EBITDA                                    15,740        12,998
Other revenue                                                  -           500
Corporate selling, general and administrative             (4,153)       (3,435)
                                                        ---------     ---------
EBITDA (1)                                              $ 27,124      $ 23,485
                                                        =========     =========



                                                                THREE MONTHS
                                                               ENDED MARCH 31,
                                                    ----------------------------------
                                                       2003        2002       % GROWTH
                                                    ---------    ---------    --------
Table #2
RECONCILIATION OF ANIMAL HOSPITAL ADJUSTED
   SAME-FACILITY REVENUE AND ADJUSTED SAME-
   FACILITY REVENUE GROWTH TO SAME-FACILITY
   REVENUE AND SAME-FACILITY REVENUE GROWTH

ANIMAL HOSPITAL REVENUE:
Adjusted same-facility revenue (2)                  $ 79,424     $ 76,999        3.1%
Same-facility revenue of animal hospitals
   managed                                           (18,575)     (18,315)
                                                    ---------    ---------
Same-facility revenue of animal hospitals owned       60,849       58,684
Same-facility management fees (3)                      9,878        9,705
                                                    ---------    ---------
Same-facility revenue                               $ 70,727     $ 68,389        3.4%
                                                    =========    =========



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
                                VCA ANTECH, INC.
                     SUPPLEMENTAL OPERATING DATA - CONTINUED
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
              (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS
                                                         ENDED MARCH 31,
                                                     -----------------------
                                                       2003          2002
                                                     ---------     ---------
TABLE #3
RECONCILIATION OF NET INCOME TO ADJUSTED
   NET INCOME

Net income                                           $  5,183      $  5,635
                                                     ---------     ---------
Certain significant items:
   Debt retirement costs                                7,417           -
   Litigation charges (4)                                 -             -
                                                     ---------     ---------
Total of certain significant items                      7,417           -
Tax effect                                             (3,041)          -
                                                     ---------     ---------
Total, net of tax                                       4,376           -
                                                     ---------     ---------
Adjusted net income                                  $  9,559      $  5,635
                                                     =========     =========

TABLE #4
RECONCILIATION OF DILUTED EARNINGS PER
   COMMON SHARE TO ADJUSTED DILUTED EARNINGS
   PER COMMON SHARE

Diluted earnings per common share                    $   0.13      $   0.15
Certain significant items as detailed in Table #3,
   net of tax                                            0.11             -
                                                     ---------     ---------
Adjusted diluted earnings per common share           $   0.24      $   0.15
                                                     =========     =========
Shares used for computing diluted earnings per
   common share                                        39,417        37,081
                                                     =========     =========



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
                                VCA ANTECH, INC.
                     SUPPLEMENTAL OPERATING DATA - CONTINUED
                   AS OF MARCH 31, 2003 AND DECEMBER 31, 2002
                           (UNAUDITED - IN THOUSANDS)

                                                      MARCH 31,    DECEMBER 31,
                                                        2003          2002
                                                     ----------    -----------
TABLE #5
SELECTED CONSOLIDATED BALANCE SHEET DATA

Cash                                                 $  24,675     $   6,462
Accounts receivable, net                             $  23,827     $  20,727
Stockholders' equity                                 $ 122,643     $  63,086
Total assets                                         $ 533,241     $ 507,428

Debt:
   Revolving credit facility                         $     -       $   7,500
   Senior term C notes                                 166,863       167,283
   9.875% senior subordinated notes                    170,000       170,000
   15.5% senior notes                                      -          38,137
   Other                                                 2,941         1,637
   Unamortized discounts                                    (7)       (3,000)
                                                     ----------    ----------
      Total debt                                     $ 339,797     $ 381,557
                                                     ==========    ==========


               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
                           (Unaudited - In Thousands)

                                                          THREE MONTHS
                                                         ENDED MARCH 31,
                                                     -----------------------
                                                       2003          2002
                                                     ---------     ---------
TABLE #6
SELECTED CASH FLOW AND EXPENSE DATA

Net cash provided by operating activities            $  22,379     $  19,888
Rent expense                                         $   3,835     $   3,270
Capital expenditures                                 $   2,825     $   3,168

(1) EBITDA is operating income before depreciation and amortization. EBITDA is not a measure of financial performance under GAAP. Although EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, we understand that EBITDA is widely used by financial analysts as a measure of operating performance. We believe EBITDA is a useful measure of our operating performance as it reflects earnings before the impact of depreciation and amortization, interest, taxes, minority interest, other (income) expense and debt retirement costs. EBITDA is also an important component of our financial ratios included in our debt covenants, which provides us with a measure of our ability to service our debt and meet capital expenditure requirements out of our earnings. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies.



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(2)  Animal hospital revenue is comprised of revenue of the animal hospitals that we own and the management fees of animal hospitals that we manage. Certain states prohibit corporations from providing or holding themselves out as providers of veterinary medical care. In these states, we enter into arrangements with a veterinary medical group that provides all veterinary medical care, while we manage the administrative functions associated with the operation of the animal hospitals and own or lease the hospital facility from a third party. In return for our services, the veterinary medical group pays us a management fee. We do not consolidate the operations of animal hospitals that we manage. However, when we analyze revenue and same-facility revenue growth for animal hospitals, we use combined revenue and an adjusted same-facility measure that are calculated using the combined revenue of animal hospitals owned and managed for the entire periods presented. We feel that combined revenue and adjusted same-facility revenue are important measures because they reflect the overall performance of all animal hospitals owned and managed.

(3)  Same-facility management fees are paid to us by veterinary medical groups.

(4) For the year ended December 31, 2002, the Company incurred $2.5 million of litigation charges, however none of those charges were incurred during the first quarter of 2002. There was no such litigation charge incurred during the first quarter of 2003.



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